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                                                                    EXHIBIT 99.8



                                    EXHIBIT A

                              FORM OF SERIES A NOTE


        THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS.






                      SERIES A CONVERTIBLE PROMISSORY NOTE



US$[-]
Principal Amount                                     ____________, 2001



         Vsource, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ______ or its registered permitted assigns ("Holder") on June 30, 2003 or when sooner declared due and payable in accordance with the Purchase Agreement (the "Maturity Date") the sum of US$________ (the "Principal Amount"), unless this Note is repaid or converted before that date pursuant to the terms hereunder or under the Purchase Agreement. Interest shall accrue on the outstanding Principal Amount at the rate of 10% per annum (compounded quarterly) from the date hereof and is due and payable on the Maturity Date unless this Note is repaid or converted before that date pursuant to the terms hereunder. Payment shall be made at the registered address of the Holder appearing in the records of the Company. This Note is one of the Notes issued pursuant to a Convertible Note Purchase Agreement dated June 25, 2001 among the Company, the Guarantors and the Purchasers named therein (the "Purchase Agreement"). Any terms not defined in this Note shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

         1. Guarantee. The Holder is entitled to the benefits of the Guarantee set forth in the Purchase Agreement.

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         2. Subordination. The right of the Holder to seek payment of this Note
(other than through conversion) is subordinated as provided in the Purchase Agreement.

         3. Prepayment. This Note shall not be prepayable except upon the written consent of the holders of 75% of the aggregate principal amount of the Notes then outstanding. As a condition to any prepayment, the Company must give Holder an irrevocable written notice of its intention to prepay at least 30 days prior to prepayment, deposit good funds in a segregated account for the benefit of Holder in an amount sufficient to make the prepayment and allow Holder to exercise its conversion rights under this Note.

         4. Voluntary and Automatic Conversions.


                  (a) Voluntary Conversion. At any time while this Note is
            outstanding, Holder may, at the Holder's option, convert this Note including accrued interest thereon to the date of conversion, in accordance with the provisions of paragraph (b) below hereof, in whole, into validly issued, fully-paid and nonassessable shares of Series 3-A Preferred Stock. The number of shares of Series 3-A Preferred Stock into which this Note may be converted shall be determined by dividing the outstanding principal amount of the Note together with accrued interest, if any, to the date of conversion ("Note Amount") by $60 ("Conversion Price"), it being the intention of the parties that the aggregate Original Issue Price (as defined in the Certificate of Designation for the Series 3-A Preferred Stock) for all shares of Series 3-A Preferred Stock issued upon conversion of this Note shall be equal to the Note Amount.

                  (b) Notice of Voluntary Conversion. If Holder elects to
            convert this Note pursuant to Section 4(a), the Holder shall submit an executed Notice of Election in the form of Exhibit A hereto and surrender this Note at the office of the Company. The Company shall, as soon as practicable (but within three business days) thereafter, issue and deliver (by overnight courier) to the Holder of this Note a certificate (or certificates in such denomination as are requested) for the number of Exchange Shares to which the Holder of this Note shall be entitled, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made and the Exchange Shares so issuable shall be deemed to have been issued and outstanding immediately prior to the close of business on the date of the surrender of this Note and the delivery of an executed Notice of Election, and the person or persons entitled to receive the Exchange Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Exchange Shares as of such date.

                  (c) Automatic Conversion. This Note shall automatically be converted into such number of shares of Series 3-A Preferred Stock as is determined by dividing the Note Amount by the Conversion Price upon the date specified by a written notice ("Automatic Election Notice") delivered to the Company by the holders of not less than 75% of the sum of the then outstanding aggregate principal amount of the Notes and the aggregate Original Issue Price of


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         the then outstanding Series 3-A Preferred Stock. The Automatic Election
         Notice shall be delivered to the Company not less than ten (10) business days prior to the specified date of effectiveness of the automatic conversion. Within three (3) business days following the receipt of the Automatic Election Notice, the Company shall provide written notice of the occurrence of such election to all holders of the Notes and record holders of Series 3-A Preferred Stock (if any). Such notice shall state the specified date of such automatic conversion and shall call upon each holder of the Notes to surrender such Notes at the office of the Company. The Company shall, as soon as practicable (but within three business days) upon receipt of such surrendered Notes, issue and deliver (by overnight courier) to each transmitting holder a certificate (or certificates in such denominations as are requested) for the number of Exchange Shares to which each such holder shall be entitled, together with any other securities and property to which each such holder is entitled upon such conversion under the terms of such surrendered Note. Such automatic conversion shall be deemed to have been made and the Exchange Shares so issuable shall be deemed to have been issued and outstanding on the date of such automatic conversion, and the person or persons entitled to receive the Exchange Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Exchange Shares as of such date, regardless of whether the Holder has surrendered this Note for conversion.

                  (d) Mechanics and Effect of Conversions. No fractional shares shall be issued upon conversion of this Note. If more than one Note is surrendered for conversion at one time by the same Holder, the number of full shares of Series 3-A Preferred Stock issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company may, at its option either (a) pay the Holder cash equal to the product of such fraction multiplied by the Conversion Price, or (b) issue one additional share of Series 3-A Preferred Stock to such Holder. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under the Note.

                  (e) Deemed Outstanding. For all purposes of Article VII (antidilution) of the Certificate of Designation for the Series 3-A Preferred Stock, upon conversion of this Note into Exchange Shares, such Exchange Shares shall be deemed outstanding as of the date of the Purchase Agreement so that the Holder is entitled to all antidilution adjustments that would have been made since that date as if such shares were then outstanding.

                  (f) Reservation of Shares Issuable Upon Conversion. The Company agrees that all shares of Series 3-A Preferred Stock issued upon conversion of the Note will, upon issuance be duly authorized, validly issued, fully paid and non-assessable and free of all preemptive rights and all liens, charges, encumbrances or restrictions on transfer except such restrictions on transfer as may apply under state or federal securities laws. The Company shall keep available out of its


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            authorized but unissued Series 3-A Preferred Stock (and, subject to satisfying the Conversion Conditions (as defined in the Certificate of Designation for the Series 3-A Preferred Stock), Common Stock) solely for the purpose of effecting the conversion of this Note such number of shares of its Series 3-A Preferred Stock (and subject to satisfying the Conversion Conditions, Common Stock for issuance on conversion of such shares of Series 3-A Preferred Stock) as shall from time to time be sufficient to effect the conversion of this Note. If at any time the number of authorized but unissued shares of Series 3-A Preferred Stock (and, subject to satisfying the Conversion Conditions, Common Stock for issuance on conversion of such Series 3-A Preferred Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of and accrued interest on this Note, in addition to such other remedies as shall be available to the Holder, the Company will use its best efforts to take such action as may, in the opinion of the Majority Holders, be necessary to increase its authorized but unissued shares of Series 3-A Preferred Stock (and, subject to satisfying the Conversion Conditions, Common Stock for issuance on conversion of such Series 3-A Preferred Stock) to such number of shares as shall be sufficient for such purposes.

         5. Reorganization. In the event that the Company effects a capital reorganization or a consolidation of the Company with or a merger of the Company into any other entity such that the Company is not the surviving entity, this Note shall be convertible into the Series 3-A Preferred Stock of such surviving entity (or such other ownership interest in such entity as is most nearly similar to the Series 3-A Preferred Stock of the Company), upon terms as nearly similar as is practicable with the terms to which this Note would have been convertible into the Series 3-A Preferred Stock of the Company. The Company will make adequate and appropriate provisions in any such transaction for the rights of Holder under this Section 5.

         6. Conversion Price Adjustments.

                           (a) Adjustment for Stock Splits and Subdivisions. In
            the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series 3-A Preferred Stock or the determination of holders of Series 3-A Preferred Stock entitled to receive a distribution payable in additional shares of Series 3-A Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series 3-A Preferred Stock (hereinafter referred to as "Series 3-A Preferred Equivalents") without payment of any consideration by such holder for the additional Series 3-A Preferred Stock or the Series 3-A Preferred Equivalents (including the additional Series 3-A Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Series 3-A Preferred Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.



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                           (b) Adjustments for Reverse Stock Splits. If the
            number of shares of Series 3-A Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Series 3-A Preferred Stock, then, following the record date of such combinations, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Series 3-A Preferred Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                           (c) Notice. The Company will give the Holder prompt
            written notice of any adjustment described in this Section 6 together with a calculation of such adjustment in reasonable detail.

         7. Notices of Record Date.  In the event of:

                           (a) Any taking by the Company of a record of the
            holders of any class of equity securities of the Company for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any other securities or property, or to receive any other right; or

                           (b) Any capital reorganization of the Company, any
            reclassification or recapitalization of the equity capital of the Company (other than a subdivision or combination of the Company's securities) or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                           (c) Any voluntary or involuntary dissolution,
            liquidation or winding-up of the Company,

then the Company will deliver to the Holder at least ten business (10) days prior to the earliest applicable date hereinafter specified, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon or participate therein; and (iii) a description of the material terms thereof.

         8. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person any rights whatsoever as a shareholder of the Company.

         9. Event of Default. Upon the occurrence of an Event of Default, the entire principal balance and interest on this Note shall immediately become due and payable and the Holder shall have all remedies under the Purchase Agreement or as provided by law.

         The Company and the Guarantors waive the rights of presentment, demand for performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as waiver of such right under this Note. This Note is being


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delivered and shall be construed in accordance with the internal laws of the
State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.


                                            VSOURCE, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            AS GUARANTORS:
                                            NETCEL360.COM LTD


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            NETCEL360 SDN BHD


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



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                                    EXHIBIT A

                               NOTICE OF ELECTION



TO: VSOURCE, INC.

         The undersigned, the holder of the foregoing Note, hereby surrenders such Note and irrevocably elects to convert such Note into Series 3-A Convertible Preferred Stock of VSOURCE, INC., pursuant to and in accordance with the Convertible Note Purchase Agreement dated June 25, 2001 and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________, whose address is___________________________________.



Dated: _________________, 2001.



                         ____________________________________________
                         (Signature must conform in all respects to name of holder as specified on the face of the Note)

                         ____________________________________________

                         ____________________________________________
                                         (Address)




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